Exhibit 12


                              WACHOVIA CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES

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                                                      Six Months             Year
                                                         Ended               Ended
                                                       June 30,           December 31,
                                                         1999                1998
                                                      ------------        ------------
(A) EXCLUDING INTEREST ON DEPOSITS
Earnings:
  Income before income taxes                             $745,602          $1,303,781
  Less capitalized interest                                  (101)               (593)
  Fixed charges                                           448,056             976,201
                                                      ------------        ------------
    Earnings as adjusted                               $1,193,557          $2,279,389
                                                      ============        ============

Fixed charges:
  Interest on purchased and other
   short term borrowed funds                             $215,471            $563,846
  Interest on long-term debt                              220,650             390,662
  Portion of rents representative of the
   interest factor (1/3) of rental expense                 11,935              21,693
                                                      ------------        ------------
    Fixed charges                                        $448,056            $976,201
                                                      ============        ============


Ratio of earnings to fixed charges                           2.66 X              2.33 X

(B) INCLUDING INTEREST ON DEPOSITS:
  Adjusted earnings from (A) above                     $1,193,557          $2,279,389
  Add interest on deposits                                615,792           1,359,705
                                                      ------------        ------------
Earnings as adjusted                                   $1,809,349          $3,639,094
                                                      ============        ============

Fixed charges:
  Fixed charges from (A) above                           $448,056            $976,201
  Interest on deposits                                    615,792           1,359,705
                                                      ------------        ------------
Adjusted fixed charges                                 $1,063,848          $2,335,906
                                                      ============        ============

Adjusted earnings to adjusted fixed                          1.70 X              1.56 X
 charges

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